Exhibit 10.22
Contract for Coke Oven Equipment

Contract No.: Jiao Che 20091201

The Ordering Party: Henan Shuncheng Group Coal Coke Co., Ltd (“Party A”)
The Contractor: Shanxi Sin Te Coke Engineering Co., Ltd (“Party B”)

WHEREAS, Party A intends to build a stamping-charging coke oven with a coking chamber of 2 × 65 holes and 5.5 meters in width;

WHEREAS, the authorized representatives of Party A and Party B have made wide exchange and consultations on the technical and business issues relating to the vehicle equipment used in the coke oven, and both parties have fully expressed their sincerity for cooperation;

WHEREAS, Party A agrees to entrust Party B with the construction of the equipment;

NOW THEREFORE, both parties conclude the Contract as follows:

I.	List of the Equipment to be Supplied
No.	Equipment Name	Quantity	Unit	Unit Price (Ten Thousand Yuan)	Total Price (Ten Thousand Yuan)	Time of Delivery
1	Stamping Charging Car	2	Set	713	1426	The first set of equipment shall be delivered from July 15th, 2010; the second set of equipment shall be delivered on Sep. 15th, 2010.
2	Stamping Coke Pusher	2	Set	548	1096
3	24-Hammer Micro-fixed Tamper	2	Set	273	546
4	Dedusting Coke Guide	2	Set	548	1096
5	Coke-Quenching Car	2	Set	103	206
6	Electric Locomotive	2	Set	100	200
7	Hydraulic Reversing Machine	2	Set	15	30
8	Oscillating Feeder	20	Set	3.3	66
9	Gas-Guide Car	2	Set	93	186
10	Oven Door Cleaning System with High Pressure Water (1 for the Coke Pusher and 1for the Coke Guide)	2	Set	100	200
11	Freight and Miscellaneous Charges				113
12	Installation and Test Cost				235
	Total				5400

The total contract price is RMB Fifty-four Million Yuan only (￥54,000,000.00).

The contract price herein is inclusive of tax. Party B shall be responsible for all the related issues such as shipment, installation and commissioning etc, and assume the corresponding expenses.

II.	Quality, Standards and Inspection
1.
Party B shall complete its design, manufacture and installation in strict accordance with the section drawing of coke oven mechanical equipment provided by the designing institute, and the quality shall conform to drawing requirements. In case there is any dispute, it shall be settled through consultations by both parties.

2.
Party B shall provide technical services for the design, manufacture, transportation, packing, installation, debugging and commissioning of the contracted equipment, and Party B shall ensure the quality in all aspects.

3.
The equipment shall be manufactured in accordance with relevant national industrial standards, and the installation and commissioning of the equipment must comply with Code for Construction and Acceptance of Metallurgical Machinery Installation Work issued by Ministry of Metallurgical Industry.

4.	The main materials of components and parts shall be accompanied by the original material list and the corresponding test reports of physical and chemical indicators.

III.	Place and Terms of Delivery
1.	Place of delivery: Party A’s construction site.
2.
Party B shall also provide Certificate of Quality Competency, Installation Drawings for the Equipment, Part Drawings, Inspection Reports, Instruction Manual, List of Wearing Parts, Spare Parts Book, Operation and Maintenance Manuals for Machinery, Electrical and Fluidic Equipment, in conjunction with the provision of the equipment.

3.	Party A shall be responsible for the provision of places for field fabrication and installation, and Party A shall also be responsible for water and electricity supply.
4.	Party B’s staff must be in place once the equipment arrives at the work site.

IV.	Packing and Transportation
1.
Party B shall, in accordance with the properties of products as well as components and parts, determine the mode of packing to ensure the security and liability of loading, shipping, unloading and storage.

2.	Party B shall select a reasonable means of transport in accordance with the equipment status, while the unloading charge incurred after the arrival at Party A’s site shall be assumed by Party A.

V.	Payment
1.	Every time against Party A’s payment, Party B shall issue a financial receipt.
2.	Within seven (7) working days from the date on which the Contract comes into effect, Party A shall pay an advance payment of RMB Five Million Yuan Only to Party B.

3.
Within one week from the date of normal use after the installation and commissioning of the equipment, the payment of the equipment shall be made up to 95% (including the paid advance payment of RMB Five Million Yuan).

4.
The quality guarantee period for the products shall be one year. If upon the expiration of this period the equipment passes the inspection without any quality problem, Party A shall pay off the quality guarantee deposit equivalent to 5% of the Contract price.  However, problems arising from improper operation by Party A’s staff or related to common consumables are not included in the quality guarantee scope.

VI.	Installation, Trial Run and Acceptance of the Coke Owen Equipment
1.	The installation and commissioning must meet the drawing requirements as well as the requirements by relevant national standards.
2.
Party A shall actively cooperate with the site resident representatives appointed by Party B to complete the field services. Party A shall meet the installation conditions for the coal charging car before July 1st, 2010, and it shall meet the installation conditions for the tamper and other equipment before Aug. 1st, 2010.

3.
The trial period of the equipment shall refer to one week of coke production in the heating test, during which Party B’s installation staff shall play a leading role in maintaining the equipment, and Party A’s operation and maintenance staff, under Party B’s training and supervision, will play a supplemental role. The installation and commissioning shall not come to an end until the expiration of this period.

4.
Party A shall provide free accommodation in the neighborhood for Party B’s installation and commissioning staff. Party A shall provide Party B with water, electricity and gas necessary for installation free of charge. The expense for the cranes used in installation shall also be assumed by Party A.

5.
All the lubricating and hydraulic media during the installation and commissioning as well as during the process of production shall be provided by Party A, while the specific quantities and models shall be provided by Party B.

6.
Party A shall organize the acceptance participated in by Party B within two weeks from the date when the equipment is put into coke production. For those in failure of meeting the requirements of technical performance, Party B must rectify them within one month. If Party A fails to organize the aforesaid acceptance within two weeks, it shall be deemed that the equipment passes the acceptance.

7.
After the equipment is put into production, Party B shall provide Party A with 3-month technical support and maintenance instructions free of charge, for which purpose two machinists, one electrical mechanic and one hydraulic mechanic shall be appointed.

VII.	Liability for Breach of Contract
1.
If Party B discovers that the drawings or technical requirements provided by Party A are unreasonable, it shall timely notify Party A. In case that any losses are caused to Party B due to Party A’s indolent reply or other reasons, Party A shall be liable for making compensation on the basis of the valuation of the unreasonable parts.

2.
If Party A changes its requirements for the contracted work while the work is under way, thereby causing losses to Party B, Party A shall be liable for making compensation on the basis of the valuation of the loss caused by the changes.

3.
If the performance of the contracted work requires assistance, Party A shall have the obligation to provide assistance. In case that the contracted work is unable to be completed on schedule due to Party A’s failure in fulfilling its obligation of assistance, Party B may urge Party A to perform its obligation within a reasonable time limit and may extend the term of its performance; if Party A still fails to perform such obligation within the time limit, Party B may terminate the Contract.

4.	If Party B fails to complete the manufacture, installation or trial run as stipulated in the Contract, Party B shall be liable for making the corresponding compensations for Party A’s economic loss.

VIII.	Contract Disputes and Settlement
Any dispute arising out of or in connection with the Contract between the parties shall be settled through friendly consultations on the basis of Contract Law. In case no agreement can be reached, the dispute shall then be submitted to the people’s court at the place of signature for litigation.

IX.	Miscellaneous
1.
The Contract shall come into force upon the signature and seal of the authorized representatives designated by both parties, and the effective date of the Contract shall be the date on which the advance payment is received after the signing and sealing.

2.	The technical agreement shall be deemed as an integral part of the Contract and it shall serve as a basis for manufacture, inspection as well as after-sale service.
3.
Any and all supplementary provisions or alterations shall be made in written form or by fax and deemed as an integral part of the Contract after being signed by the authorized representatives of both parties.

4.
Ownership: the ownership shall be transferred upon Party A’s payment being up to 95% of the contract price. In case that Party A’s failure to make the aforesaid payment in full exceeds three months after the payment period as stipulated in the Contract, Party B shall be entitled to resume the equipment.

5.	Party A’s place of domicile shall be deemed as the place where the Contract is signed.
6.	The Contract shall be valid from the effective date to the expiration date of the guarantee period.
7.	The Contract is executed in sextuplicate, and each party holds three copies.

The Order Party: Henan Shuncheng	The Contractor: Shanxi Sin Te Coke
Group Coal Coke Co., Ltd	Engineering Co., Ltd (Weixi Branch)(“Party B”)
(Seal)	(Seal)
Legal Representative: /s/ Wang Xinshun	Legal Representative: /s/ Dexin Yang
Authorized Representative: /s/ Heshan Zhou	Authorized Representative: /s/ Shilin Xu
Telephone: 0372-5607305	Telephone: 0359-7295312
Address:	Address: Wenxi, Shanxi

Date of Contract: Dec. 2nd, 2009

Agreed
        Dexin Li
           Dec. 2nd, 2009
                (written by hand)